The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes described herein and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-283261
SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 2024)

Burke & Herbert Financial Services Corp.
$
    % Fixed-to-Floating Rate Subordinated Notes due 2036

We are offering $     aggregate principal amount of our    % Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes will mature on        , 2036. From and including the date of original issuance to, but excluding        , 2031 or the date of earlier redemption, the Notes will bear interest at a rate of        % per annum, payable semi-annually in arrears on each      and    of each year, commencing on      , 2027. From and including    , 2031, to, but excluding,    , 2036 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Three-Month Term SOFR, or other applicable Benchmark rate (each as defined herein), plus a spread of      basis points, payable quarterly in arrears on each    ,    ,       and    of each year, commencing on      , 2031. Notwithstanding the foregoing, in the event the Three-Month Term SOFR (or other applicable Benchmark rate) is less than zero, the Three-Month Term SOFR (or other applicable Benchmark rate) shall be deemed to be zero.
We may, at our option, redeem the Notes (1) in whole or in part beginning with the interest payment date of      , 2031, and on any interest payment date thereafter or (2) in whole but not in part if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes or (iii) we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board (or, as and if applicable, the rules of any appropriate successor bank regulatory agency) to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.
The Notes will be our general unsecured, subordinated obligations and will rank junior to all of our existing and future senior debt, including all of our general creditors. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Burke & Herbert Bank & Trust Company (the “Bank”). The Notes will be our obligations only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including the Bank. There is no sinking fund for the Notes.
Currently, there is no public trading market for the Notes. We do not intend for the Notes to be listed on any securities exchange or quoted on a quotation system.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discounts and commissions(2)	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from the original issuance date.

(2)
See the “Underwriting” section of this prospectus supplement for additional information regarding compensation to be paid to the underwriter.

The underwriter expects to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”), against payment therefor, on or about    , 2026, which is the       business day following the date of pricing the Notes (such settlement being referred to as “T+  ”). See “Underwriting” for details.
None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System or any state or other securities commission or any other federal regulatory agency has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Notes are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours, and the Notes are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality or public or private insurer.
Investing in the Notes involves risks. Potential purchasers of the Notes should consider the information set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, on page  8 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Sole Book-Running Manager
Keefe, Bruyette & Woods
A Stifel Company

The date of this prospectus supplement is            , 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The prospectus supplement adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated December 11, 2024, which provides more general information about the securities that we may offer from time to time, some of which information may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with the additional information described under the heading “Where You Can Find More Information” before investing in the Notes.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “our,” “ours” and “us” or similar references mean Burke & Herbert Financial Services Corp., and the “Bank” means Burke & Herbert Bank & Trust Company, which is our wholly-owned bank subsidiary.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information set forth in this prospectus supplement or accompanying prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone, and we have not authorized the underwriter to authorize anyone, to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the underwriter, nor any of its respective affiliates take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
The underwriter is not offering to sell nor seeking offers to buy the Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available without charge on the SEC’s website at www.sec.gov. Our internet address is www.burkeandherbertbank.com. We have included our web addresses and that of the SEC as inactive textual references only. Except for SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, the information located on, or accessible from, these websites is not, and shall not be deemed to be, a part of this prospectus supplement or accompanying prospectus, or incorporated into any other filings that we make with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.
We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 (including portions of our definitive proxy statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, filed with the SEC on April 30, 2026, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 8, 2026, and the quarterly period ended June 30, 2026, filed with the SEC on August 7, 2026; and

•
our Current Reports on Form 8-K filed with the SEC on January 22, 2026, January 28, 2026, March 13, 2026, March 25, 2026, April 13, 2026, April 23, 2026, May 1, 2026 (as amended on Form 8-K/A filed with the SEC on July 17, 2026), June 18, 2026, June 23, 2026, July 7, 2026, July 23, 2026 and August 11, 2026 (in each case, except to the extent furnished but not filed).

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement), at no cost, by writing to us at the following address: Kirtan Parikh, Executive Vice President, Chief Financial Officer, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314 or by calling us at (703) 666-3555.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that we believe are, or may be considered to be, “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, with respect to the beliefs, goals, intentions, and expectations of the Company regarding our: merger with LNKB (as defined herein) and the expected cost savings, synergies, returns, and other anticipated benefits from the integration of LNKB; revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; estimates of the future costs and benefits of the actions we may take; assessments of expected losses on loans; assessments of interest rate and other market risks; ability to achieve our financial and other strategic goals; and other statements that are not historical facts.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations, or assumptions regarding the future of the business, future plans and strategies, operational results, and other future conditions of the Company. All statements other than statements of historical fact included in this prospectus supplement regarding the prospects of our industry or our prospects, plans, financial position, or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects” or “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events, or results “may,” “could,” “would,” “might,” or “will,” “be taken,” “occur,” or “be achieved,” or the negative of these terms or variations of them or similar terms. Additionally, forward — looking statements speak only as of the date they are made; we do not assume any duty, do not undertake, and specifically disclaim any obligation to update such forward — looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward — looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond our control. Further, factors identified herein are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm us. Accordingly, you should consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us and not place undue reliance on forward-looking statements. The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: the possibility that the anticipated benefits of the LNKB Merger (as defined herein) will not be realized when expected or at all, including as a result of the impact of, or problems arising from (if any), the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where we do business; the possibility that we may be unable to achieve expected synergies and operating efficiencies of the LNKB Merger within the expected timeframes or at all and to successfully integrate LNKB’s operations and those of the Company; that the integration of LNKB may be more difficult, time-consuming or costly than expected; revenues following the LNKB Merger may be lower than expected; our success in executing our business plans and strategies and managing the risks involved in the foregoing; costs or difficulties associated with newly developed or acquired operations; risks related to the potential impact of global macroeconomic conditions and changes in general economic, political and market factors on the integration of LNKB or our operations generally (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, including the impact with respect to spending on industries concentrated in our market area, as well as the impact from tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; the effects of any cybersecurity breaches or events; the

S-iv

development and use of artificial intelligence (“AI”) in business processes, services, and products, including emerging external focus among regulators and other officials related to risks in connection with the development and use of AI; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts and tensions, or public health events (such as pandemics), and of governmental and societal responses thereto; other factors, many of which are beyond our control; and the risks outlined in “Risk Factors” of this prospectus supplement and in “Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025.
Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or any free-writing prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This Prospectus Supplement summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” of this prospectus supplement and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, to determine whether an investment in the Notes is appropriate for you.
Company Overview
Burke & Herbert Financial Services Corp. was organized as a Virginia corporation in 2022 to serve as the holding company for the Bank. We became a bank holding company when we commenced operations on October 1, 2022, following a reorganization transaction in which we acquired control of the Bank under the Bank Holding Company Act of 1956 (“BHCA”). We have no material operations other than owning the Bank. In September 2023, the Company elected to become a financial holding company under the BHCA. As a financial holding company of a Virginia state bank, we are subject to regulation, supervision, and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Virginia BFI”). The Bank is a Virginia chartered commercial bank that commenced operations in 1852. The Bank became a member of the Federal Reserve System on December 31, 2024 and is subject to regulation, supervision, and examination by the Federal Reserve (through the Federal Reserve Bank of Richmond) and the Virginia BFI.
The Bank’s operations are conducted from its over 100 branches and commercial loan offices across Delaware, Kentucky, Maryland, Virginia, West Virginia, and Pennsylvania. The Company’s branch locations accept business and consumer deposits from a diverse customer base. The Company’s deposit products include checking, savings, and term certificate accounts. The Company’s loan portfolio includes commercial and consumer loans, a substantial portion of which are secured by real estate.
Our Corporate Information
Our common stock trades on the Nasdaq Global Select Market under the symbol “BHRB.” We maintain a website at www.burkeandherbertbank.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus. Our address and telephone number are 100 S. Fairfax Street, Alexandria, Virginia 22314 and (703) 666-3555. For more information about us, see “Where You Can Find More Information.”
Recent Developments
Merger with LINKBANCORP, Inc.
Effective on May 1, 2026 (the “Closing Date”), we completed our merger with LINKBANCORP, Inc., a Pennsylvania corporation (“LNKB”), pursuant to the Agreement and Plan of Merger dated December 18, 2025, between the Company and LNKB (the “Merger Agreement”). Pursuant to the Merger Agreement, on the Closing Date, (i) LNKB merged with and into the Company, with the Company continuing as the surviving corporation (the “LNKB Merger”), and (ii) immediately following the LNKB Merger, LINKBANK, a Pennsylvania chartered commercial bank and a wholly-owned subsidiary of LNKB (“Link”), merged with and into the Bank with the Bank as the surviving bank.

THE OFFERING
The following summary contains selected information about the Notes and this offering and is not complete. It does not contain all the information that is important to you and that you should consider before making a decision to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.” To the extent the following summary information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Issuer
Burke & Herbert Financial Services Corp.
Securities Offered
         % Fixed-to-Floating Rate Subordinated Notes due 2036.
Aggregate Principal Amount
$
Issue Price
         %
Maturity Date
The Notes will mature on               , 2036.
Interest Rate
From and including            , 2026, to, but excluding         , 2031, or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at a fixed rate of          % per annum, payable semi-annually in arrears on         and         of each year, commencing on            , 2027. The last fixed rate interest payment date for the fixed rate period will be            , 2031.
From and including            , 2031, to, but excluding the maturity date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at an annual floating rate equal to the Three-Month Term SOFR, or such other Benchmark rate, plus        basis points for each quarterly interest period during the floating rate period payable quarterly in arrears on        ,       ,        and         of each year, commencing on            , 2031; provided, however, that in the event the Three-Month Term SOFR (or other applicable Benchmark rate) is less than zero, the Three-Month Term SOFR (or other applicable Benchmark rate) shall be deemed to be zero.
For each interest period during the floating rate period, Three-Month Term SOFR means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent (as defined herein) after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each Interest Period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each Interest Period during the floating rate period will be an annual rate equal to the Benchmark

Replacement (as defined under “Description of the Notes”) plus         basis points.
Interest Payment Dates
Until but excluding            , 2031, or the date of earlier redemption, we will pay interest on the Notes semi-annually on         and        of each year, commencing on            , 2027.
From and including            , 2031 to but excluding the maturity date or date of earlier redemption, we will pay interest on the Notes quarterly on         ,         ,          and         of each year, commencing on            , 2031.
Record Dates
The 15th calendar day immediately preceding the applicable interest payment date, whether or not a Business Day.
Day Count Convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding            , 2031 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
No Guarantees
The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”
Ranking
The Notes will be our unsecured subordinated obligations and:
•
will rank junior in right of payment to all of our existing and future Senior Debt (as defined in the Indenture), all as described under “Description of the Notes — Subordination of the Notes” in this prospectus supplement;

•
will rank equal in right of payment and upon our liquidation with all of our existing and future unsecured subordinated indebtedness, including our (i) 6.875% Subordinated Note due April 1, 2028 (the “2028 Note”); (ii) 6.00% Fixed-to-Floating Rate Subordinated Notes due July 1, 2030 (the “July 2030 Notes”); (iii) 5.00% Fixed-to-Floating Rate Subordinated Notes due October 1, 2030 (the “October 2030 Notes”); (iv) 3.25% Fixed-to-Floating Rate Subordinated Notes due December 1, 2031 (the “2031 Notes”); and (v) 4.50% Fixed-to-Floating Rate Subordinated Notes due April 15, 2032 (the “2032 Notes”);

•
will rank senior to our obligations relating to any outstanding junior subordinated debt securities issued to our capital trust subsidiaries;

•
will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
will be structurally subordinated to the existing and future indebtedness of our subsidiaries, including, without limitation, the Bank’s deposits, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

As of June 30, 2026, on a consolidated basis, we had no outstanding secured indebtedness that ranked structurally senior to the Notes and outstanding subordinated debt securities with a carrying value of approximately $134.8 million (inclusive of fair value adjustments)

that would rank equal in right of payment to the Notes. As of June 30, 2026, on a consolidated basis, we had approximately $9.6 billion of liabilities to which the Notes will be structurally subordinated. The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption
We may, at our option, redeem the Notes before the maturity date, in whole or in part, beginning with the interest payment date of            , 2031 and on any interest payment date thereafter, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under applicable laws or regulations, including capital regulations, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption; provided, however, that interest due on an interest payment date falling on or prior to the applicable redemption date will be payable to the holders of the Notes as of the record date for such interest payment date.
Special Redemption
We may also redeem the Notes at any time, including prior to            , 2031, at our option, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under applicable laws or regulations, including capital regulations, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or a “1940 Act Event” (each as defined herein), in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date; provided, however, that interest due on an interest payment date falling on or prior to the applicable redemption date will be payable to the holders of the Notes as of the record date for such interest payment date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Events of Default; Remedies
The Notes will contain customary payment, covenant and insolvency events of default. The Trustee and the holders of the Notes may not accelerate the maturity of the Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable upon a declaration thereof by the Trustee or the holders of 25% in aggregate principal amount of the outstanding Notes. In the event of such an acceleration of the maturity of the Notes, all of our obligations to holders of our Senior Debt will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. For more information, see “Description of the Notes — Defaults; Events of Default; Limitation on Suits” in this prospectus supplement.
Sinking Fund
There is no sinking fund for the Notes.
Further Issuances
The Notes will initially be limited to an aggregate principal amount of $      . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $      million. We intend to use the net proceeds from this offering, plus cash on hand: (i) to repay $4.5 million aggregate principal amount of our outstanding 2028 Note, $18.1 million aggregate principal amount of our outstanding July 2030 Notes and $20.0 million aggregate principal amount of our outstanding October 2030 Notes, plus, in each case, accrued and unpaid interest, (ii) to potentially repay all or part of our outstanding $75.0 million aggregate principal amount of 2031 Notes, plus accrued and unpaid interest, (iii) to potentially redeem all or part of our outstanding $15.0 million aggregate liquidation preference of 2021 Preferred Stock and (iv) for general corporate purposes, including providing capital to the Bank to support its growth. A conditional notice of redemption was delivered to the holders of our July 2030 Notes with respect to the redemption of all of the outstanding principal amount of such notes. The redemption of our July 2030 Notes is contingent on this offering of the Notes and the amount of proceeds resulting from this offering. A notice of prepayment was delivered to the holder under the 2028 Note but is not contingent on this offering of the Notes. For more information, see “Use of Proceeds” in this prospectus supplement.
Form and Denomination
The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Listing
The Notes will not be listed on any securities exchange.
Governing Law
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee
Wilmington Trust, National Association
No Prior Market
The Notes will be new securities for which there is no existing market. Although the underwriter has informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the Notes will develop or be maintained.
Risk Factors
An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS
An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. You should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before deciding whether an investment in the Notes is suitable for you. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. This prospectus supplement is qualified in its entirety by these risk factors.
The Notes are unsecured and subordinated to our existing and future Senior Debt, and equal in right of payment to our existing and future subordinated debt.
The Notes will be our unsecured, subordinated obligations and will be subordinated in right of payment to all of our existing and future Senior Debt (as defined in “Description of the Notes — Subordination of the Notes” in this prospectus supplement), whether secured or unsecured, including claims of depositors and general creditors. As of June 30, 2026, on a consolidated basis, we had no outstanding secured indebtedness that ranked structurally senior to the Notes and outstanding subordinated debt securities with a carrying value of approximately $134.8 million (inclusive of fair value adjustments) that rank equal in right of payment to the Notes. As of June 30, 2026, on a consolidated basis, we had approximately $9.6 billion of liabilities to which the Notes will be structurally subordinated. We may incur substantial additional indebtedness, including additional Senior Debt and indebtedness ranking senior to or on a parity with the Notes in the future.
In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, Senior Debt and secured indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the Notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the Notes and other parity indebtedness. See “Description of the Notes.”
The Notes are structurally subordinated to the obligations of our subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of our subsidiaries in the event of their liquidation or insolvency.
The Notes are unsecured, subordinated obligations solely of the Company and are not obligations of our subsidiaries or any of our affiliates. The Bank is a separate and distinct legal entity from us and our other subsidiaries. Our subsidiaries have no obligation to pay us any amounts, including any dividends, to make any other distributions or to provide us with funds to meet any of our obligations. Our rights and the rights of our creditors, including the holders of the Notes, to participate in any distribution of the assets of our subsidiaries (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets after repayment of our Senior Debt), will be subject to the claims of the creditors of such subsidiary, including depositors. As a consequence of the foregoing, the Notes are structurally subordinated to the liabilities of our subsidiaries.
Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.
We are a bank holding company and conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.
Federal and state banking regulations limit dividends from our bank subsidiaries to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by the Bank was approximately $345.7 million at June 30, 2026, based on the Bank’s net income for the quarterly periods ended March 31,

2026 and June 30, 2026 and the two prior years. If this amount had been fully distributed as of June 30, 2026, the Bank would have maintained enough capital to be considered well-capitalized at that date. In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.
Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. Moreover, loans and extensions of credit by the Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.
Accordingly, we can provide no assurance that we will receive dividends or other distributions from our bank subsidiary and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from the Bank and required capital levels with respect to the Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt at or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve Board guidelines generally require us to review the effects of the cash payment on Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve Board regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure immediately, any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

The Notes are not savings accounts or deposits of any bank, are not insured by the FDIC or any other governmental agency and are not guaranteed by any of our affiliates.
The Notes are unsecured, subordinated obligations solely of the Company. The Notes are not savings accounts or deposits of any bank, including that of the Bank, and are not insured by the FDIC or any other governmental agency. Accordingly, the Notes are subject to investment risk, including, without limitation, loss of principal. The Notes are not obligations of, nor are they guaranteed by, the Bank or any of the Bank’s affiliates or subsidiaries and may not be used as collateral for a loan from the Bank. There are no other arrangements that enhance the seniority of the Notes in relation to our Senior Debt.
The Notes are subject to limited rights of acceleration and may only be accelerated in the event we are subject to any insolvency, receivership, conservatorship, liquidation or a similar proceeding.
Payment of principal of the Notes may be accelerated by the trustee or the holders of the Notes only in the event of our insolvency, receivership, conservatorship, liquidation or similar proceeding. Thus, you have no right to accelerate the payment of principal of the Notes if we fail in the performance of any of our other obligations under the Notes. The Federal Reserve Board could seek to require us to obtain prior regulatory approval to pay interest on the Notes if our capital was determined to be insufficient by the Federal Reserve Board or would be deemed by the Federal Reserve Board insufficient upon such payment.
The limited covenants relating to the Notes do not protect you. We have the ability to issue additional subordinated notes or incur additional debt under the terms of the Notes or otherwise.
The covenants in the Notes are limited. The Notes do not limit our ability to issue additional subordinated notes or to incur additional debt, including Senior Debt and other indebtedness of any type. Our incurrence of additional debt or liabilities may adversely affect our ability to pay our obligations on the Notes, the credit ratings on the Notes and the liquidity and market values of our Notes. The Notes contain no restrictions on granting security interests or liens on our assets or issuing or repurchasing our other securities. In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including Senior Debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase. As a result, the Notes generally do not protect you in the event of an adverse change in our financial condition or results of operations.
In addition, we are not required to maintain any financial ratios or specific levels of capital and surplus or liquidity in connection with the Notes. The Notes will not contain any provision that would provide protection to their holders against a decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring of us or our affiliates or significant sales of our and our affiliates’ capital stock by the holders of such stock or any other event involving us or our affiliates that may adversely affect our credit quality.
If an active and liquid trading market for the Notes does not develop or continue, the market price of the Notes may decline and you may be unable to sell your Notes.
The Notes are a new issue of securities for which there is currently no public market. We do not intend to list the Notes on any national securities exchange or include the Notes in any automated dealer quotation system. An active trading market may not develop for the Notes. The Notes may not be exchanged for denominations smaller than $1,000 to facilitate trading or otherwise. Although the underwriter has indicated that they intend to make a market in the Notes, they may, in their discretion, discontinue market-making activities at any time. Even if a trading market for the Notes develops, the market may not be liquid or continue. If an active trading market does not develop or continue, you may be unable to resell your Notes or may only be able to sell them at a substantial discount from your purchase price.
Our credit ratings may not reflect all risks of an investment in the Notes.
Actual or anticipated changes in the credit ratings assigned to the Notes, if any, may not reflect all risks related to our business, the structure and other factors on any trading market, if any, for, or trading value of, the Notes. In addition, actual or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, the Notes. Moreover, ratings do not reflect market prices or suitability of a security for a particular investor. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. Credit ratings are not a recommendation to buy, sell or hold any securities, including the Notes, and may be revised or withdrawn at any time by the credit rating organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Notes, based on their overall view of our industry. If a rating on the Notes, us or our other securities is lowered by a rating agency in the future, the trading price of the Notes could decline significantly.
The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of the Notes in the secondary market, if any, will be affected by the supply and demand of the Notes, their interest rate, ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe certain effects we anticipate on the market value of the Notes of a change in certain factors, assuming all other conditions remain constant.
We expect that the market value of the Notes will be affected by changes or anticipated changes in United States interest rates, including the shape of the yield curve. In general, for example, if United States interest rates increase, the market value of the Notes may decrease.
Actual or anticipated changes in our credit ratings, financial condition or results of operations may affect the market value of the Notes. See “— Our credit ratings may not reflect all risks of an investment in the Notes.”
The effect of any changes in such factors could be offset, in whole or in part, by other changes. For example, an improvement in our credit rating could be offset by increases in market interest rates.
We may be able to redeem the Notes at any time upon the occurrence of certain events.
By their terms, the Notes may be redeemed by us at any time upon the occurrence of certain events involving the capital or tax treatment of the Notes. In particular, upon our determination in good faith that an event has occurred that would constitute a Tax Event, Tier 2 Capital Event or 1940 Act Event, we may, at our option, redeem in whole, but not in part, the Notes, subject to the approval of the Federal Reserve Board. See “Description of the Notes — Redemption.” If we redeem the Notes, you may not be able to reinvest the redemption price you receive in a similar security.
Investors should not expect us to redeem the Notes on the date they become redeemable or on any particular date after they become redeemable.
The Notes have no mandatory redemption date and are not redeemable at the option of investors. By their terms, the Notes may be redeemed by us at our option, either in whole or in part, on            , 2031 and on any interest payment date thereafter, or, in whole but not in part, within 90 days of the occurrence of certain changes relating to a Tax Event, Tier 2 Capital Event or 1940 Act Event, as described below under “Description of the Notes — Redemption.” Any decision we may make at any time to propose a redemption of the Notes will depend upon, among other things, our evaluation of our capital position, including for capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time. In addition, our right to redeem the Notes is subject to limitations established by the Federal Reserve Board’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Notes. We cannot guarantee that the Federal Reserve Board would approve any redemption of the Notes that we may propose.
The amount of interest payable on the Notes will vary after           , 2031.
During the fixed rate period, the Notes will bear interest at a rate of     % per annum. Thereafter, the Notes will bear interest at an annual floating rate equal to the Three-Month Term SOFR, or such other

Benchmark rate, plus a spread of basis points, subject to the applicable provisions under “Description of the Notes — Payment of Principal and Interest.” The per annum interest rate that is determined at the Reference Time for the floating rate Interest Period will apply to the entire quarterly Interest Period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial and political events that are important in determining the existence, magnitude and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
Investors should not rely on indicative or historical data concerning SOFR, including Three-Month Term SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked Notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, or the FICC, a subsidiary of DTCC. SOFR is filtered by the Federal Reserve Bank of New York to remove a portion of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
The Federal Reserve Bank of New York states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The Federal Reserve Bank of New York currently publishes SOFR daily on its website at https://www.newyorkfed.org/markets/reference-rates/sofr. The Federal Reserve Bank of New York states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
In 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve Board and the Federal Reserve Bank of New York formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the Notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months.
The Federal Reserve Bank of New York started publishing SOFR in 2018. The Federal Reserve Bank of New York has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Similarly, certain historical Three-Month Term SOFR data is available from the CME Group. Investors should not rely on any such historical data, indicative or otherwise, or on any historical changes or trends in Three-Month Term SOFR as an indicator of the future performance of SOFR or Three-Month Term SOFR.
Changes in Term SOFR and SOFR could adversely affect holders of the Notes.
Because Term SOFR and SOFR are published by the Federal Reserve Bank of New York based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that either Term SOFR or SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which Term SOFR or SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each Interest Period during the floating rate period is determined by the Calculation Agent on the determination date, interest on the Notes shall accrue at such Benchmark rate for the applicable Interest Period and will not be subject to change during such Interest Period. There is no assurance that changes in Term SOFR or SOFR will not have a material adverse effect on the yield on, value of and market for the Notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Notes, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each Interest Period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement).
Holders of the Notes will have no rights against the publishers of SOFR (or, if applicable, the Benchmark Replacement), even though the amount they receive on each interest payment date after            , 2031 will depend on the level of Three-Month Term SOFR (or, if applicable, the Benchmark Replacement). The publishers of SOFR or any Benchmark Replacement rate are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.
Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, the Calculation Agent, which may be us. In addition, the benchmark transition provisions expressly authorize the Calculation Agent (which may be us) to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of Interest Periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any Interest Period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.
We, or an affiliate of ours, will or could have authority to make determinations and elections that could affect the return on, value of, and market for the Notes.
Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the Calculation Agent that the Calculation Agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any Interest Period in the floating rate period. If the Calculation Agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of Calculation Agent. We cannot assure you that we will appoint an independent third-party Calculation Agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as Calculation Agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as Calculation Agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as Calculation Agent, under the terms of the Notes will be conclusive and binding absent manifest error.
The use of the net proceeds from the sale of the Notes will be at the discretion of our management and could change depending on unforeseen events or changes in current business conditions or our circumstances.
While our current intention is to use the net proceeds from this offering, plus cash on hand, (i) to repay in full the 2028 Note, July 2030 Notes and October 2030 Notes, plus, in each case, accrued and unpaid interest, (ii) to potentially repay all or part of our outstanding 2031 Notes, plus accrued and unpaid interest, (iii) to potentially redeem all or part of our outstanding $15.0 million aggregate liquidation preference of 2021 Preferred Stock and (iv) for general corporate purposes, including providing capital to the Bank to support its growth, as discussed further under “Use of Proceeds” below, our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The occurrence of any unforeseen events or change in business conditions could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated expenses, will be approximately $          million. We intend to use the net proceeds from this offering, plus cash on hand (i) to repay $4.5 million aggregate principal amount of our outstanding 2028 Note, which bears interest at a fixed rate of 6.875% and matures on April 1, 2028; $18.1 million aggregate principal amount of our outstanding July 2030 Notes, which currently bear interest at the Three-Month Term SOFR plus 590 basis points and mature on July 1, 2030; and $20.0 million aggregate principal amount of our outstanding October 2030 Notes, which currently bear interest at the Three-Month Term SOFR plus 475 basis points and mature on October 1, 2030 plus, in each case, accrued and unpaid interest; (ii) to potentially repay all or part of our outstanding $75.0 million aggregate principal amount of 2031 Notes, which currently bear interest at the fixed rate of 3.25% per year and mature on December 1, 2031, plus accrued and unpaid interest; (iii) to potentially redeem all or part of our outstanding $15.0 million aggregate liquidation preference of 2021 Preferred Stock, which has dividends payable in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis at the $10,000 per share purchase price, at an annual rate equal to 6.00%; and (iv) for general corporate purposes, including providing capital to the Bank to support its growth. A conditional notice of redemption was delivered to the holders of our July 2030 Notes with respect to the redemption of all of the outstanding principal amount of such notes. The redemption of our July 2030 Notes is contingent on this offering of the Notes and the amount of proceeds resulting from this offering. A notice of prepayment was delivered to the holder of the 2028 Note but is not contingent on this offering of the Notes.
Our management will retain broad discretion to allocate the net proceeds of this offering, and the precise amounts and timing of our use of the net proceeds of this offering will depend upon market conditions, as well as other factors. Until we deploy the proceeds of this offering for the uses described above, we expect to hold such proceeds in cash and short-term investments.

CAPITALIZATION
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2026:
•
on an actual basis; and

•
on an adjusted basis to give effect to the expected net proceeds of the offering to us (after deducting the underwriting discount and estimated offering expenses payable by us) and the expected use of proceeds of the offering, including the repayment of the 2028 Note, July 2030 Notes, October 2030 Notes and 2031 Notes and the redemption of the 2021 Preferred Stock.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, which is incorporated by reference into this prospectus supplement.
	June 30, 2026
(dollars in thousands, except per share data)	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$167,153	$
Liabilities:
Deposits	$8,968,082		$8,968,082
Other short-term borrowings	525,000		525,000
Long-term borrowings
2028 Note	4,500
July 2030 Notes	18,050
October 2030 Notes	20,000
2031 Notes	75,000
2032 Notes	20,000		20,000
Subordinated notes offered hereby	—
Subordinated debentures owed to unconsolidated subsidiary trusts	19,589		19,589
Fair value discount on existing long-term borrowings	(4,956)
Total long-term borrowings	152,183
Accrued interest and other liabilities	143,856		143,856
Total liabilities	9,789,121
Shareholders’ equity:
Preferred stock and related surplus; $1.00 par value per share; 2,000,000 shares authorized; 1,500 shares issued and outstanding at June 30, 2026	$10,413	$
Common stock; $0.50 par value; 40,000,000 shares authorized, 20,736,461 shares issued and 20,165,171 shares outstanding at June 30, 2026	10,368		10,368
Additional paid-in capital	734,764
Retained earnings	533,855
Accumulated other comprehensive income (loss)	(59,637)		(59,637)
Treasury stock; 571,290 shares, at cost, at June 30, 2026	(27,584)		(27,584)
Total shareholders’ equity	1,202,179
Total liabilities and shareholders’ equity	$10,991,300	$
Capital Ratios:
Common equity tier 1 capital to risk-weighted assets	11.78%		%
Tier 1 capital to risk-weighted assets	12.08%		%
Total capital to risk-weighted assets	14.42%		%
Tier 1 capital to average assets (leverage ratio)	11.07%		%

DESCRIPTION OF THE NOTES
The following summary of the Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture (as defined below) and the Notes. Unless otherwise specified, capitalized terms used in this summary but not defined in this prospectus supplement have the meanings specified in the Indenture. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus. You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.
General
The Notes offered hereby will be issued pursuant to a Subordinated Indenture, to be dated as of       , 2026, between us and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), to be dated as of       , 2026. We refer to the Subordinated Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture,” and we refer to and Wilmington Trust, National Association in its capacity as the trustee, as the “Trustee.”
The Notes will be our general unsecured, subordinated obligations and will rank equally with all of our other unsecured, subordinated obligations from time to time outstanding, including our outstanding Notes. The Notes will rank junior to all of our existing and future Senior Debt to the extent and in the manner set forth in the Indenture. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank. See “— Subordination.” The Notes will be our obligations only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.
The Notes will mature on the Maturity Date, unless previously redeemed or otherwise accelerated. The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets or property of the Company or its subsidiaries. There is no sinking fund for the Notes. We intend for the Notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve. We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system. The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Beginning with the Interest Payment Date (as defined below) of           , 2031, and on any Interest Payment Date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to           , 2031, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity, including prior to           , 2031, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC. See “— Redemption.”
Further Issues
The Indenture does not limit the amount of Notes that we may issue from time to time in one or more series. The Indenture permits us to increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes (except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes), and with the same CUSIP number as the Notes, provided that the additional Notes are fungible with the Notes for U.S. federal income tax purposes.

The Notes and any additional Notes issued by the Company will rank equally and ratably and shall be treated as a single series of securities for all purposes under the First Supplemental Indenture.
Interest
From and including the date of original issuance to, but excluding,           , 2031 or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at a rate of    % per annum, payable semi-annually in arrears on           and           of each year (each, a “Fixed Rate Interest Payment Date”), commencing on           , 2027. The last Fixed Rate Interest Payment Date for the Fixed Rate Period will be           , 2031.
From and including           , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus a spread of           basis points. During the Floating Rate Period, interest will be payable quarterly in arrears on          ,          ,           and           of each year (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on           , 2031. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.
For the purpose of calculating interest on the Notes for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial Calculation Agent. All percentages used in or resulting from any calculation of Three-Month Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (a) if the Benchmark is Three-Month Term SOFR, the date that is two (2) U.S. Government Securities Business Days prior to the start of the relevant Floating Rate Period, or such other time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (b) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent in its reasonable discretion).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of interest period, timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus           basis points.
Absent manifest error, the Calculation Agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee and us. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the Calculation Agent’s principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the Fixed Rate Period and on the basis of a 360-day year and the actual number of days elapsed during the Floating Rate Period. U.S. dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable Interest Payment Date or the Maturity Date or date of earlier redemption, if applicable. If a Fixed Rate Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding Business Day, and any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date. If a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then the payment of interest due on such Floating Rate Interest Payment Date will be paid on the next succeeding Business Day (and any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Floating Rate Interest Payment Date) unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.
“Business Day” means (a) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which it is a U.S. federal holiday or any day on which banking institutions in New York are authorized or obligated by law, regulation or executive order to close or (b) a day on which the corporate trust office of the trustee is not closed for business; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
Ranking
The Notes are our general unsecured, subordinated obligations and are:
•
junior in right of payment to any of our existing and future Senior Debt;

•
equal in right of payment with any of our existing and future subordinated indebtedness, including the outstanding Notes;

•
effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank.

Subordination
The Notes are junior in right of payment to the prior payment in full of all our Senior Debt. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Debt, if any, will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the Notes will be entitled to receive any amounts under the Notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to the Company or its property.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Debt may ultimately receive more of our assets than a direct holder of the same amount of Notes, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of Notes. The Indenture does not limit our ability to incur Senior Debt or general obligations, including indebtedness ranking equally with the Notes or secured debt.

Holders of the Notes may not accelerate the maturity of the Notes, except upon an event of default. See “— Events of Default” below.
The Indenture provides that, unless all principal of and any premium or interest on Senior Debt has been paid in full, no payment or other distribution may be made in respect of any Notes under the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•
in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event any judicial proceeding shall be pending with respect to any such default; or

•
in the event that any Notes have been declared due and payable before their stated maturity.

If the trustee or any holders of Notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to the holders of Senior Debt as their interests may appear.
Even if the subordination provisions prevent us from making any payment when due on the Notes, we will be in default on our obligations under the Notes if we do not make the payment when due. This means that the trustee and the holders of Notes can take action against us, but they will not receive any money until the claims of the holders of Senior Debt have been fully satisfied.
The Indenture allows the holders of Senior Debt to obtain a court order requiring us and any holder of Notes to comply with the subordination provisions.
“Senior Debt” means the principal of (and premium, if any) and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company for money borrowed, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:
•
our indebtedness (a) for money borrowed, (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not including any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) that is a direct or indirect obligation that arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

•
any debt of others described in the preceding clause that we have guaranteed or for which we are otherwise liable;

•
our obligations as lessee under any lease of property that is reflected on our balance sheet as a capitalized lease; and

•
any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses.

However, Senior Debt does not include:
•
the Notes;

•
any such indebtedness as to which, in the instrument creating or evidencing the same, it is provided that such indebtedness is not superior in right of payment to the Securities, or ranks pari passu with the Securities;

•
any such indebtedness that is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Securities are subordinated; and

•
any indebtedness to a Subsidiary.

We are a financial holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the Notes offered hereby). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the Notes. See “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item “1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Because we are a holding company, our right and the rights of our creditors, including holders of the Notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization, dissolution, winding up or otherwise would be subject to the prior claims of creditors of that subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of our bank subsidiaries due in part to their status as insured depository institutions, the claims of depositors and other general or subordinated creditors of such bank subsidiaries would be entitled to priority over claims of shareholders of our bank subsidiaries, including us as their parent holding company and any creditor of ours, such as holders of the Notes. As of June 30, 2026, on a consolidated basis, we had no outstanding secured indebtedness that ranked structurally senior to the Notes and $134.8 million of outstanding subordinated debt securities that rank equal in right of payment to the Notes. As of June 30, 2026, on a consolidated basis, we had approximately $9.6 billion of liabilities to which the Notes will be structurally subordinated.
No Additional Amounts
In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “U.S. Federal Income Tax Considerations.”
Redemption
We may, at our option, beginning with the Interest Payment Date of           , 2031, but not prior thereto (except upon the occurrence of certain events specified below), and on any Interest Payment Date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before           , 2031, upon the occurrence of:
a.
“Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;
b.
“Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

c.
“1940 Act Event,” defined as the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes (with a copy to the trustee) not less than 10 nor more than 60 days prior to the redemption date.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state that it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.
Events of Default
The only “events of default” with respect to the Notes under the Indenture are certain events related to the bankruptcy or insolvency of the Company or the Bank, whether voluntary or involuntary. If an event of default with respect to the Notes occurs and is continuing, the principal amount of all of the Notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the Notes. If an event of default with respect to the Notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the Notes by any judicial proceedings that the trustee deems to be most effectual to do so.
The maturity of the Notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the Notes upon a “default” in the payment of principal of or interest on the Notes or in the performance of any of our covenants or agreements contained in the Notes, in the Indenture or any of our other obligations or liabilities, including the events described as a “default” below. For purposes of the Notes, “default” means (i) a default in the payment of principal of the Notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the Notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the Notes occurs and is continuing under the Indenture, the trustee and holders of the Notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the Notes, the holders of the Notes will have limited rights to institute proceedings to enforce the terms of the Indenture.

Modification
From time to time, we, together with the trustee, may, without the consent of the holders of Notes, amend the Indenture for one or more of the following purposes:
•
to provide for the assumption by a successor corporation of our obligations under the Indenture;

•
to add to our covenants and the default provisions for the benefit of the holders of Notes or to surrender any right or power conferred upon us by the Indenture;

•
to add any additional events of default for the benefit of the holders of Notes;

•
to make any change to the Indenture that neither applies to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any Note holder with respect to such provision;

•
to secure the Notes;

•
to establish the form or terms of a series of Notes;

•
to appoint a successor trustee with respect to the Notes;

•
to cure ambiguities, defects or inconsistencies, so long as the amendment does not adversely affect the interests of the holders of Notes in any material respect;

•
to close the Indenture with respect to the authentication and delivery of additional series of securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act;

•
to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes or any other series of securities in any material respect;

•
to add a guarantor with respect to the Notes.

The Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of the outstanding Notes affected thereby, to modify the Indenture in a manner affecting the rights of the holders of the Notes of such series; provided that no modification may, without the consent of the holders of each outstanding note affected:
•
change the maturity of the principal of any Note or the timing of an interest payment on a Note;

•
reduce the principal amount or the rate of interest of any Note;

•
reduce the amount of the principal of any Note which would be due and payable upon a declaration of acceleration;

•
change the place of payment where, or the coin or currency in which, any subordinated note principal or interest is payable;

•
impair the right to institute suit for the enforcement of any such due and payable obligation;

•
reduce the percentage of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture; or

•
modify such provisions with respect to modification or waiver.

Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:
•
if we are the surviving person or if we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, the successor is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and, if we are not the surviving person, the successor expressly assumes our obligations relating to the Notes and the Indenture;
•
immediately after giving effect to the transaction, no “event of default” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and

•
certain other conditions described in the Indenture are met.

The general provisions of the Indenture do not limit our rights to enter into transactions, such as a highly leveraged transaction, that may adversely affect the holders of the Notes.
Satisfaction and Discharge
The Indenture provides that when, among other things, all Notes not previously delivered to the trustee for cancellation:
•
have become due and payable,

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we irrevocably deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be; then, upon our request, the Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Indenture with respect to the Notes. However, we will continue to be obligated to pay all other sums due under the Indenture and to provide the officers’ certificates and opinions of counsel described in the Indenture.
Defeasance
We may at any time terminate all of our obligations under the Notes (“defeasance”), except for certain obligations, including those respecting the defeasance trust. We may also at any time elect to have certain covenants released with respect to the Notes (“covenant defeasance”). In either case, our obligations will be deemed to have been discharged if the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the Notes to maturity;

•
such defeasance will not result in a breach or violation, or constitute a default under, any material agreement or instrument to which we are a party;

•
no Event of Default or event that with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as events of default related to bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of such deposit;

•
we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
certain other conditions set forth in the Indenture.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Effect of Benchmark Transition Event
Benchmark Replacement.   If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of:   (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of:    (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4)
the sum of:   (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of        basis points per annum.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “— Interest.”
Determinations and Decisions
The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

•
if made by us as Calculation Agent, will be made in our sole discretion;

•
if made by a Calculation Agent other than us, will be made after consultation with us, and the Calculation Agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The Notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The Notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
The global note will not be registered in the name of any person, or exchanged for Notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:
•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•
an event of default with respect to the Notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such Notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:
•
you cannot get Notes registered in your name if they are represented by the global note;

•
you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•
you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•
all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the Notes at the corporate trust office of the trustee for the Notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in Notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede will consent or vote with respect to the Notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the Notes represented by the global note as to which such participant has, or participants have, given such direction.
DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Calculation Agent
We may appoint a Calculation Agent for the Notes prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the Calculation Agent. We will act as the initial Calculation Agent.

The Trustee
The trustee for the holders of Notes issued under the Indenture is Wilmington Trust, National Association. If an event of default with respect to the Notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holders of the Notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.
Wilmington Trust, National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act of 1939 or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. To the extent permitted by the Trust Indenture Act of 1939, the trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture with respect to Notes of more than one series.
Payment and Paying Agents
We will pay principal and interest on the Notes at the corporate trust office of the trustee or at the office of any paying agent that we may designate.
We will pay any interest on the Notes to the registered owner of the Notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the Notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any Note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.
Governing Law
The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates.
Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”), which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.
Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 120 days; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days; (3) we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or (4) an event of default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue the Notes in certificated form.
As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
•
will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time.
Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor the Trustee or any agent for any of us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the Trustee nor any of our respective agents will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Initial settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the Notes to be settled in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of the Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies” and persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof. In addition, this discussion does not apply to holders of the 2028 Note, July 2030 Notes, October 2030 Notes or 2031 Notes that may be redeemed or repaid using the proceeds from this offering and invest in the Notes; such holders are urged to consult their own tax advisors regarding the tax consequences of an investment in the Notes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding Notes should consult their own tax advisors regarding the tax consequences of the ownership and disposition of Notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
The terms of the Notes provide for payments by us prior to their scheduled payment dates under certain circumstances (see “Description of the Notes — Redemption”). The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.”

According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia or any other corporation treated as a domestic corporation;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Stated Interest
It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest on a Note generally will be taxable to a U.S. holder as described below under “— Qualified Stated Interest.”
If, however, the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the Notes are issued with original issue discount.
Variable Rate Debt Instruments
The Notes will initially bear interest at a fixed annual rate from and including           , 2026 to but excluding           , 2031. From and including           , 2031 to but excluding the maturity date or earlier redemption date, the Notes will bear interest at an annual floating rate equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, as determined for the applicable Interest Period plus a spread of           basis points payable quarterly in arrears on      ,      ,      and           of each year, commencing on           , 2031. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument does not provide for any stated interest other than stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” (c) the debt instrument provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate and (d) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.
Qualified Stated Interest
The tax treatment of interest paid on the Notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the Notes, is determined pursuant to special rules discussed further under “— Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing original issue discount, regardless of such U.S. holder’s method of accounting.
Determination of Interest Accruals on the Notes
Under applicable Treasury Regulations, in order to determine the amount of QSI in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument.
For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.
Based upon current market conditions and the manner in which the interest rates on the Notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the Notes, we expect that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any original issue discount.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “— Payments of Stated Interest”) and (b) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including certain individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any; provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Payments of Stated Interest
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
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such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

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the non-U.S. holder is not a bank whose receipt of interest on the Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

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the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations;

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the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

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either (a) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax; provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “— Non-U.S. Holders — Payments of Stated Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note unless:
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such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a

non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury Regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any; provided that the required information is furnished timely to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder (collectively, “FATCA”), a 30% withholding tax generally may be imposed on (1) interest on a debt obligation and (2) gross proceeds from the disposition of a debt obligation paid to certain non-U.S. entities (whether such non-U.S. entity is the beneficial owner of the obligation or an intermediary) that fail to comply with certain certification, withholding, and information reporting requirements (which may include entering into an agreement with the IRS) or otherwise satisfying the requirements of an applicable FATCA intergovernmental agreement.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on the Notes. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final regulations are issued.
Purchasers of the Notes are urged to consult their own tax advisors regarding the effect, if any, of FATCA based on their particular circumstances.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE AS TO BOTH U.S. HOLDERS AND NON-U.S. HOLDERS IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A PURCHASER’S PARTICULAR SITUATION. PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES UNDER OTHER FEDERAL TAX LAWS (SUCH AS ESTATE AND GIFT TAX LAWS) AND THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTIONS OR THE CONSEQUENCES ARISING UNDER ANY TAX TREATY.

ERISA AND OTHER BENEFIT PLAN INVESTOR CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA (“ERISA Plans”) and Section 4975 of the Code also imposes certain requirements on ERISA Plans, as well as on individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code. Entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein are also subject to these requirements under Part 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code. We refer to the foregoing plans and arrangements in this paragraph collectively as “Plans”.
Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. ERISA and Section 4975 of the Code also impose requirements on fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are generally not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to Title I of ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal or investment advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
A Plan fiduciary should consider whether an investment in the Notes would be consistent with the fiduciary’s obligations under applicable laws, including common law, ERISA and the Code and the applicable regulations and guidance issued thereunder, including, to the extent applicable, the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments, and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes (or making such investment available under a participant-directed Plan) is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances including, without limitation, possible limitations on the redemption of the Notes, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan (or the participant account in a participant-directed Plan). It should be noted that it is the obligation of the appropriate fiduciary for each Plan to consider whether an investment in the Notes by the Plan (or making such Notes available for investment under a participant-directed Plan), when judged in light of the overall portfolio of the Plan, will meet the prudence, diversification and other requirements of ERISA and the Code, to the extent applicable. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in Section 3(14) of ERISA or “disqualified persons” as defined in Section 4975(e)(2) of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of the Plan that violates these prohibited transaction rules may be subject to penalties and liabilities under ERISA and the Code, and the transaction may need to be reversed.
The plan asset regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan’s investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the plan assets regulations applies. If our assets were deemed to be assets of a Plan that purchased Notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest, or the entity is an “operating company.” For these purposes under ERISA, an operating company is primarily engaged, itself or through its majority-owned subsidiaries, in providing goods or services (other than the investment of capital). The term equity interest under the plan asset regulations means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. We believe that the Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations based upon the traditional debt features of the Notes, and that we should qualify as an operating company. Accordingly, we do not expect our assets to be treated as plan assets under the plan asset regulations as a result of investment in the Notes by Plans. No assurance can be given, however, that the Department of Labor or a court would not reach a contrary conclusion.
Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriter and our and the underwriter’s current and future affiliates may be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a direct or indirect prohibited transaction under ERISA, Section 4975 of the Code, Similar Law or the applicable regulations thereunder. It is not intended that we, nor the underwriter, nor any of our or its respective affiliates, representatives or agents (“Transaction Parties”) is making or will make an investment recommendation or is providing investment advice in connection with the decision to invest in the Notes, and none of us is acting or will act as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition holding, redemption or disposition of any Notes in this initial offering (unless an exemption applies, all the requirements of which have been satisfied). Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, Similar Law or the applicable regulations thereunder. For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under applicable law or an applicable exemption. Nothing contained in this prospectus supplement, the accompanying prospectus, or any document incorporated by reference herein or therein is intended to be, and should not be construed as, investment advice or a recommendation by any Transaction Party that the acquisition, holding or disposition of the Notes is appropriate for any particular Plan or Non-ERISA Arrangement.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief potentially available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of these exemptions contains various requirements and limitations on their applicability. There can be no assurances, however, that any of these statutory or class exemptions, or any other exemption, will be available with respect to transactions involving the Notes or with respect to any particular Plan. In this circumstance, the Plan and fiduciaries of the Plan proposing to invest in the Notes should consult with their counsel to determine whether an investment in the Notes would result in a transaction that is prohibited by ERISA, Section 4975 of the Code or, with respect to Non-ERISA Arrangements, Similar Laws.

Due to the foregoing, the Notes should not be purchased or held by any Plan, Non-ERISA Arrangement or person investing “plan assets” of any Plan, if the purchase and holding will constitute a nonexempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Law.
Accordingly, each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder purchases, holds or disposes of such Note or Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing, holding or disposing of the Note or Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Note or Notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or a breach of fiduciary or other duty or applicable law and none of the Transaction Parties has acted or will act in a fiduciary capacity with respect to its investment in the Notes (unless an exemption, the requirements of which have all been satisfied, applies).
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code, any Similar Law or the applicable regulations thereunder. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate or advisable for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
THE FOREGOING SUMMARY REGARDING CERTAIN ASPECTS OF ERISA AND THE CODE IS BASED ON ERISA, THE CODE, JUDICIAL DECISIONS AND UNITED STATES DEPARTMENT OF LABOR AND IRS REGULATIONS AND RULINGS THAT ARE IN EXISTENCE ON THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL-INCLUSIVE AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS OR OTHER VIOLATIONS OF THESE RULES, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES, OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES (AND HOLDING THE NOTES) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN OR NON-ERISA ARRANGEMENT, CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH INVESTMENT AND WHETHER AN EXEMPTION WOULD BE NECESSARY, AND IF SO APPLICABLE, TO THE PURCHASE AND HOLDING OF THE NOTES.

UNDERWRITING
We have entered into an underwriting agreement, dated      , 2026 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc., (the “underwriter”), with respect to the Notes. Subject to certain conditions, each underwriter has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.
Underwriter	Principal Amount
Keefe, Bruyette & Woods, Inc.	$
Total	$
The Underwriting Agreement provides that the obligations of the underwriter to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the Notes if any of the Notes are purchased.
The Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of       % of the principal amount per note. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
Discounts, Commissions and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby):
	Per Subordinated Note	Total
Public offering price	%	$
Underwriting discounts and commissions paid by us	%	$
Proceeds to us, before expenses	%	$
We estimate expenses payable by us in connection with this offering, other than underwriting discounts and commissions, will be approximately $         . This estimate reflects that we may reimburse the underwriter for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriter, including certain expenses attributable to legal fees and syndication in an aggregate amount not to exceed $      .
Indemnification
We have agreed to indemnify and hold harmless each underwriter, their respective affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”)), partners, directors, officers, employees and agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any underwriter, against certain losses and liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriter has advised us that they intend to make a market in the Notes. However, the underwriter is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Price Stabilization, Short Positions
In connection with this offering of the Notes, the underwriter may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing transactions, it may discontinue them at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.
Other Relationships
The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions, lending transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle and Other Matters
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
We expect that delivery of the Notes will be made against payment therefor on or about             , 2026, which will be the business day following the date hereof (such settlement being referred to as “T+       ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+     , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area, each a Member State, no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Troutman Pepper Locke LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Burke & Herbert Financial Services Corp. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and the effectiveness of Burke & Herbert Financial Services Corp.’s internal control over financial reporting as of December 31, 2025 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2025 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of LINKBANCORP, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by S.R. Snodgrass, P.C., independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Up to $350,000,000.00
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Purchase Contracts
Units

Burke & Herbert Financial Services Corp. may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The securities described in this prospectus may be convertible into or exercisable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby. The aggregate initial offering price of the securities that we will offer will not exceed $350,000,000.00.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
This prospectus provides a general description of the securities we may offer. At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market LLC under the trading symbol “BHRB.” On November 13, 2024, the last reported sale price of our common stock on the Nasdaq Stock Market LLC was $69.41 per share. If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed.
Our principal executive offices are located at 100 S. Fairfax Street, Alexandria, Virginia 22314, and our telephone number is (703) 666-3555.
Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 8 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
As of November 13, 2024, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $908,499,854.90. We have not offered any securities pursuant to General Instruction I.B.6. to Form S-3 during the prior twelve (12) calendar month period ending on, and including November 13, 2024.
The date of this prospectus is December 11, 2024

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $350,000,000.00. We may offer the following securities from time to time:
•
common stock;

•
preferred stock;

•
debt securities;

•
warrants;

•
depositary shares;

•
subscription rights;

•
purchase contracts; and

•
units.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read this prospectus, each applicable prospectus supplement and any related free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may be used only where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, a related free writing prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and together with our agents, to reject, in whole or in part, any of those offers.
The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
In this prospectus, we refer to common stock, preferred stock, debt securities, subscription rights, warrants, depositary shares, purchase contracts and units collectively as “securities.” The terms “we,” “us,” “our” and “Burke & Herbert” refer to Burke & Herbert Financial Services Corp., and our consolidated subsidiary, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov and our website found at https://investor.burkeandherbertbank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement and should not be construed as being incorporated by reference into this prospectus). Written requests for copies of the documents we file with the SEC should be directed to Burke & Herbert Financial Services Corp., 5680 King Centre Drive, Ste. 801, Alexandria, Virginia 22315, Attention: Corporate Secretary, telephone number: (703) 666-3555.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

WE ARE NOT INCORPORATING THE INFORMATION ON OUR WEBSITE INTO THIS PROSPECTUS, AND THE INFORMATION ON OUR WEBSITE IS NOT INCLUDED IN, NOR IS IT A PART OF, THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (File No. 001-41633) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024, as amended by the Annual Report on Form 10-K/A, filed with the SEC on April 12, 2024;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and September 30, 2024 filed on May 10, 2024, August 13, 2024 and November 13, 2024, respectively;

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Our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished, rather than filed with, the SEC) filed with the SEC on May 9, 2024, July 10, 2024, July 11, 2024, July 16, 2024, July 26, 2024, October 25, 2024, November 13, 2024, and December 3, 2024; and

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The description of BHRB common stock set forth in Exhibit 4.1 to the S-3 Registration Statement filed with the SEC on November 15, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

These documents contain important information about our business and our financial performance.
Except as noted in the paragraph below, we also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus or in any previously-filed prospectus supplement. These documents are available to you without charge. See “Where You Can Find More Information.”
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act, or the Exchange Act or into this prospectus.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:
Corporate Secretary
Burke & Herbert Financial Services Corp.
5680 King Centre Drive, Ste 801
Alexandria, Virginia 22315
Phone: (703) 666-3555
E-mail: ztweed@burkeandherbertbank.com
This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplements contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative of such terms and other similar words and expressions of future intent.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K for the year ended December 31, 2023, and as amended on Form 10-K/A, and other factors described in our periodic reports filed from time to time with the SEC. The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; risks related to our ability to successfully integrate Summit Financial Group, Inc. into the Company and operate the combined company; changes in general economic trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, interest rates, market and monetary fluctuations; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended by the Form 10-K/A, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other reports the Company files with the SEC.
These and other uncertainties related to our business are described in greater detail in Item 1A of our most recently-filed Annual Report on Form 10-K, incorporated by reference into this prospectus, as updated by quarterly and other reports or documents that we file with the SEC after the date of such annual report. See also “Risk Factors” herein and in any accompanying prospectus supplement.
The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Except for meeting our ongoing obligations under federal securities law, we do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

BURKE & HERBERT FINANCIAL SERVICES CORP.
Burke & Herbert Financial Services Corp. (“Burke & Herbert”) was organized as a Virginia corporation in 2022 to serve as the holding company for Burke & Herbert Bank & Trust Company (also referred to herein as the “Bank”). Burke & Herbert commenced operations as a bank holding company on October 1, 2022, following a reorganization transaction in which it became the Bank’s holding company. This transaction was treated as an internal reorganization as all shareholders of the Bank became shareholders of Burke & Herbert. In September 2023, Burke & Herbert elected to become a financial holding company.
We primarily serve small to medium-sized businesses, their owners and employees, professional corporations, non-profits, and individuals with a broad range of banking products and financial services. Some of the products and services that we offer include checking, savings and money market accounts, certificates of deposit, treasury and cash management services, commercial and industrial loans, commercial real estate loans, residential mortgage, acquisition, construction & development loans, online banking, mobile banking, and wealth & trust services. As of September 30, 2024, we had total consolidated assets of $7.9 billion, gross loans of $5.6 billion, total deposits of $6.6 billion, and total shareholders’ equity of $738.1 million.
Our principal office is located at 100 S. Fairfax Street, Alexandria, Virginia 22314, and our telephone number is (703) 666-3555. Our Internet website address is https://investor.burkeandherbertbank.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Our common stock is listed and traded on the Nasdaq Stock Market LLC under the trading symbol “BHRB.”

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. See the information under the heading “Where You Can Find More Information” for information on how to obtain copies of documents incorporated by reference in this prospectus. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS
Unless we otherwise state in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplements for general corporate purposes. General corporate purposes may include the refinance, reduction or repayment of debt, additions to working capital, capital expenditures, investments in, or extensions of credit to, our banking subsidiary as regulatory capital, expansion of the business, possible acquisitions, and the repurchase, redemption or retirement of securities, including shares of our common stock. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest-bearing securities or applied to repay short-term or revolving debt prior to use.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF OUTSTANDING SECURITIES
The following description of the securities of Burke & Herbert Financial Services Corp. may not be complete and is subject to, and qualified in its entirety by reference to, applicable provisions of Virginia law and the terms and provisions of Burke & Herbert’s Articles of Incorporation, as amended (the “Articles”) and Burke & Herbert’s Bylaws, as amended (the “Bylaws”).
General
Our Articles provide that we are authorized to issue, without shareholder action, a total of 40,000,000 shares of common stock, par value $0.50 per share, and 2,000,000 shares of serial preferred stock, par value $1.00 per share, of which 1,500 shares have been designated as 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 or “Series 2021 Preferred Stock.” The preferred stock may be issued in one or more series and with such terms and conditions, at such times and for such consideration as our board of directors may determine. As of November 13, 2024, 14,967,726 shares of common stock were issued and outstanding, and 1,500 shares of Series 2021 Preferred Stock were issued and outstanding.
Common Stock
The following summary describes the material features and rights of our common stock.
Voting Rights.   All voting rights are vested in the holders of our common stock. All shareholders are entitled to receive notice of any meeting of shareholders of Burke & Herbert, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class. On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote per share and, in general, the affirmative vote of a majority of the shares issued, outstanding and entitled to vote is sufficient to authorize action upon routine matters. A nominee for director shall be elected to the board at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. A quorum for the transaction of business at a meeting of shareholders is present if shareholders who, together, hold a majority of the outstanding common stock of Burke & Herbert entitled to vote are present, either in person or by proxy.
Dividend Rights.   Burke & Herbert’s shareholders are entitled to receive dividends or distributions that its board may declare out of funds legally available for those payments. The payment of distributions by Burke & Herbert is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock.
Liquidation Rights.   In the event of the liquidation, dissolution or winding-up of Burke & Herbert or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of shares will be entitled to ratably receive all of Burke & Herbert’s assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares.
Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.

Assessment and Redemption.   Shares of our common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of our common stock.
Preemptive Rights.   No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.
Forum Selection.
Our Bylaws provide that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division or, in the event that court lacks jurisdiction, the Circuit Court of the City of Alexandria, Virginia, will be the sole and exclusive forum for:
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any derivative action or proceeding brought in the name or right of the Company or on its behalf;

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any action asserting a claim for breach of a fiduciary duty owed by a director, officer, employee or other agent of ours to us or our shareholders;

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any action arising or asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (Va. Code Ann § 13.1-601 et seq.) (the “VSCA”) or any provision of our Articles or Bylaws; or

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any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our Articles or Bylaws, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants in any such action.

By its terms, the exclusive forum provision in our Bylaws would apply to claims made under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of common stock of Burke & Herbert will be deemed to have notice of and have consented to the exclusive forum provisions in our Bylaws.
However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result of these provisions, the exclusive forum provisions may not apply to, and there is uncertainty as to whether a court would enforce such exclusive forum provisions with respect to, suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
The exclusive forum provision may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers or increase costs on shareholders pursuing any claims against us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, results of operations and financial condition.
Anti-Takeover Provisions.   Provisions of the VSCA and the Articles and the Bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Burke & Herbert without negotiation with our board of directors. The effect of these provisions is discussed briefly below.
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Authorized Serial Preferred Stock.   Our Articles authorize the board to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights, and other terms of such series. Under this authority, the board could create and issue a series of preferred stock with rights, preferences, or restrictions that have the effect of discriminating against an existing or prospective holder of Burke & Herbert’s common stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of common stock.

One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquirer to obtain control of Burke & Herbert by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of Burke & Herbert’s management.
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Removal of Directors and Board Vacancies.   Our Articles provide that directors may only be removed by Burke & Herbert’s shareholders for cause and only with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. Virginia law and our Articles and Bylaws provide that any vacancy occurring on our board may be filled by the remaining members of the board. These provisions may discourage, delay, or prevent a third-party from voting to remove incumbent directors and simultaneously gaining control of our board by filling the vacancies created by that removal with its own nominees.

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Amendment of Amended and Restated Articles of Incorporation.   Our Articles requires the approval of 66 2∕3% of our shareholders to amend certain of the provisions of our Articles. This requirement is intended to prevent a shareholder who controls a majority of our common stock from avoiding the requirements of important provisions of our Articles simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our Articles, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2∕3%, of our common stock.

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Advance Notification Requirements.   Our Bylaws require a shareholder who desires to raise new business or nominate a candidate for election to the board at an annual meeting of shareholders to provide advance notice of not later than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Bylaws also require shareholders who desire to raise new business to provide certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Such requirements may discourage the shareholders from submitting nominations and proposals.

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Shareholder Meetings.   Pursuant to the Bylaws, special meetings of shareholders may be called only by a resolution of the board, by the chairperson of the board, or by the chief executive officer. As a result, shareholders are not able to act on matters, other than at annual shareholders’ meetings, unless they are able to persuade the chairperson of the board, the chief executive officer, or a majority of the board to call a special meeting.

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Merger or Change of Control Considerations.   Our Bylaws provide that no plan of merger or share exchange or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of Burke & Herbert’s property, otherwise than in the usual and regular course of business, shall be submitted to the shareholders for a vote unless such action is approved by at least two-thirds of the entire board.

Affiliated Transactions Statute.   The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally any beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
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the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

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the affiliated transaction has been approved by a majority of the disinterested directors; or

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subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

The provisions of the Affiliated Transactions Statute are only applicable to public corporations that have more than 300 shareholders.
Control Share Acquisitions Statute.   Under the VSCA’s control share acquisitions statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
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unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

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among other exceptions, unless such acquisition of shares is made pursuant to an affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.” The provisions of the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but Burke & Herbert has not done so.
The Bank Holding Company Act of 1956.   The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding Company Act of 1956, as amended (the “BHCA”), requires any “bank holding company” to obtain the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership.
Listing.   Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “BHRB.”
Transfer Agent.   The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.
Preferred Stock
Our authorized capital stock includes up to two million (2,000,000) shares of serial preferred stock, par value $1.00, which includes 1,500 shares of Series 2021 Preferred Stock, with a liquidation preference of $10,000 per share. Our Articles authorize the board to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.
As of the date of this prospectus, 1,500 shares of the Series 2021 Preferred Stock are issued and outstanding.

Series 2021 Preferred Stock
The following summary describes the material features and rights of our Series 2021 Preferred Stockholders and is subject to, and qualified in its entirety by, applicable law and the provisions of our Articles.
Number.   Burke & Herbert designated 1,500 shares of Series 2021 Preferred Stock, par value $1.00 per share.
Dividends.   Dividends on the Series 2021 Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis on the $10,000 per share purchase price, at an annual rate equal to 6.0%. Subject to the foregoing, dividends will be payable in arrears on the 15th day of March, June, September and December of each year (each, a “dividend payment date”) commencing on June 15, 2021. Each dividend will be payable to holders of record as they appear on our stock register on the 15th day of the month, whether or not a business day, in which the relevant dividend payment date occurs. Each period from and including a dividend payment date (or the date of the issuance of the Series 2021 Preferred Stock) to but excluding the following dividend payment date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in Alexandria, Virginia, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
Dividends on the Series 2021 Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Series 2021 Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Series 2021 Preferred Stock for any subsequent dividend period.
We are not obligated to and will not pay holders of the Series 2021 Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series 2021 Preferred Stock any dividend in excess of the dividends on the Series 2021 Preferred Stock that are payable as described above.
Dividend Stopper.   So long as any share of Series 2021 Preferred Stock remains outstanding, (1) no cash dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Series 2021 Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Except as provided below, for so long as any share of Series 2021 Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Series 2021 Preferred Stock. To the extent that we declare dividends on the Series 2021 Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series 2021 Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series 2021 Preferred Stock and all parity securities bear to each other.
Voting Rights.   The holders of the Series 2021 Preferred Stock do not have voting rights other than those described below, except as specifically required by Virginia law. In any matter in which the Series 2021 Preferred Stock may vote, each share of Series 2021 Preferred Stock will represent one vote.
So long as any shares of Series 2021 Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of all of the shares of Series 2021 Preferred Stock and Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, shall be necessary for effecting or validating:
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amend or alter the provisions of our Articles so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series 2021 Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Burke & Herbert;

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amend, alter or repeal the provisions of our Articles so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series 2021 Preferred Stock, taken as a whole; or

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consummate a binding share exchange or reclassification involving the Series 2021 Preferred Stock or a merger or consolidation of Burke & Herbert with another corporation or other entity, unless in each case (i) the shares of Series 2021 Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2021 Preferred Stock, taken as a whole;

provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series 2021 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Burke & Herbert will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series 2021 Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series 2021 Preferred Stock for this purpose), then only the Series 2021 Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Without the consent of the holders of Series 2021 Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series 2021 Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series 2021 Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the articles of amendment establishing the Series 2021 Preferred Stock that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series 2021 Preferred Stock that is not inconsistent with the provisions of the Articles of Amendment establishing the Series 2021 Preferred Stock.

Liquidation Rights.   Upon any liquidation, dissolution or winding up of our affairs, the holders of the shares of the Series 2021 Preferred Stock will be entitled to receive a liquidating distribution of $10,000 per share of Series 2021 Preferred Stock, plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of stock ranking junior to the Series 2021 Preferred Stock.

Distributions will be made pro rata as to the Series 2021 Preferred Stock and any other stock ranking on parity with the Series 2021 Preferred Stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series 2021 Preferred Stock and any other stock ranking on parity with the Series 2021 Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series 2021 Preferred Stock will have no right or claim to any of our remaining assets.
In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series 2021 Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Series 2021 Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.
Redemption.   The Series 2021 Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series 2021 Preferred Stock are not redeemable prior to April 15, 2026 (the “5-Year Anniversary Date”). The holders of the Series 2021 Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series 2021 Preferred Stock.
We may, at our option and subject to any required regulatory approvals, redeem the Series 2021 Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the 5-Year Anniversary Date, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” including prior to the 5-Year Anniversary Date, in each case at a redemption price equal to $10,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series 2021 Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). In the event the applicable dividend payment date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect Burke & Herbert to redeem the Series 2021 Preferred Stock on or after the date it becomes redeemable at Burke & Herbert’s option.
We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series 2021 Preferred Stock as “additional tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.
A “regulatory capital treatment event” means the good faith determination by us, that, as a result of any:
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amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;

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amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $10,000 per share of the Series 2021 Preferred Stock then outstanding as additional tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series 2021 Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
Under regulations currently applicable to us, we may not exercise our option to redeem any shares of Series 2021 Preferred Stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series 2021 Preferred Stock unless it is replaced with other tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with our risk.
If shares of Series 2021 Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series 2021 Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof; provided that, if the shares of the Series 2021 Preferred Stock are held in global form through The Depository Trust Company, or “DTC,” we may give such notice at such time and in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series 2021 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

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the redemption price;

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the place or places where holders may surrender certificates evidencing shares of Series 2021 Preferred Stock for payment of the redemption price; and

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that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series 2021 Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series 2021 Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series 2021 Preferred Stock, such shares of Series 2021 Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the shares of the Series 2021 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (i) pro rata from the holders of records of the Series 2021 Preferred Stock in proportion to the number of shares of the Series 2021 Preferred Stock held by such holders, (ii) by lot, or (iii) in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series 2021 Preferred Stock is listed.
Holders of the Series 2021 Preferred Stock will have no right to require the redemption or repurchase of the Series 2021 Preferred Stock and should not expect such redemption or repurchase.
Preemptive Rights.   No holder of any share of our Series 2021 Preferred Stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.

Conversion.   The Series 2021 Preferred Stock will not be convertible to common stock.
Transfer Agent, Registrar and Calculation and Paying Agent.   Equiniti Trust Company, LLC, will act as initial transfer agent, registrar and calculation and paying agent for the payment of dividends for the Series 2021 Preferred Stock.

DESCRIPTION OF SECURITIES WE MAY OFFER
General
We may offer shares of our common stock, $0.50 par value per share and preferred stock, $1.00 par value per share, various series of debt securities and/or warrants, depository shares, purchase contracts, units and/or subscription rights to purchase any such securities, either individually or in combination, up to a total dollar amount of $350,000,000.00, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
Our ability to sell certain of these securities could be limited by our existing or future credit agreements, regulatory restrictions, or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.
To the extent we describe the general terms of any of the above-listed securities in this section entitled “Description of Securities We May Offer,” such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Articles, Bylaws or any applicable indenture or other similar instrument.
No director, officer, employee or stockholder of ours has any liability for (i) any of our obligations under any debt or equity securities issued in accordance with this prospectus or under any indenture, certificate of designations or other governing instrument delineating such obligations or (ii) any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, upon our issuance of any such securities or our execution and delivery of any such instrument, waives and releases all such liability. This waiver and release are part of the consideration for issuance of such securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment or other options, if any; and

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the net proceeds to us.

Common Stock
When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is included with this prospectus under the above section entitled, “Description of Outstanding Securities-Common Stock.”

Preferred Stock
The following is a description of the material features and rights of preferred stock that we may offer to sell under this prospectus. This summary is subject to, and qualified in its entirety by, applicable law and the provisions of our Articles and Bylaws. We will describe the specific terms of the offering and the preferred shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to any particular series of preferred stock.
As indicated above, our authorized capital stock includes 2,000,000 shares of preferred stock, par value $1.00 per share, of which 1,500 shares have been designated as 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 or “Series 2021 Preferred Stock.” As of the date of this prospectus, 1,500 shares of our Series 2021 Preferred Stock are issued and outstanding. Our Articles authorize our board of directors to, without shareholder approval, adopt resolutions providing for the issuance of preferred stock in such classes or series, with such voting powers, conversion features, designations, preferences, rights, qualifications, limitations and restrictions of each class or series of preferred stock as may be determined by our board of directors.
If we offer shares of preferred stock in the future, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. In addition, the prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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conversion or exchange rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material U.S. Federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ right plan or with terms that may discourage a change in control of our company. The ability of our board of directors to designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us.
Redemption.   If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable, convertible or exchangeable. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The applicable prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.
Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.
Dividends.   Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:
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all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

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the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
Liquidation Preference.   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, and such holders may have the right to receive an additional amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights.   The holders of shares of preferred stock will have no voting rights, except:
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as otherwise stated in the applicable prospectus supplement;

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as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

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as otherwise required by applicable law.

Transfer Agent and Registrar.   Unless otherwise stated in the applicable prospectus supplement, the transfer agent for any additional class or series of our preferred stock will be Equiniti Trust Company, LLC.
Debt Securities
In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.
We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.
We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” These indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.
The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the applicable prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to in this prospectus as a “book-entry security”.
The debt securities will be our direct obligations. The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:
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the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

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the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

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the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

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any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

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if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

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whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

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whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

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provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

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whether the debt securities will be issued in certificated or book-entry form;

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the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

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whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

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any restrictions or condition on the transferability of the debt securities;

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the exchanges, if any, on which the debt securities may be listed;

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the trustee, authenticating or paying agent, transfer agent or registrar, and

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any other material terms of the debt securities and the applicable indenture.

The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.
Some of the debt securities may be issued as original issue discount debt securities (“Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.
Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.
Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.
We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.
Senior Debt Securities
The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:
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default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

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default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

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default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

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failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

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specified events of bankruptcy, insolvency, or reorganization; and

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any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:
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defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or

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covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency (as defined below), foreign government obligations, which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “government obligations” are:
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direct obligations of the United States of America;

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direct obligations of the government that issued the foreign currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

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obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the foreign currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt.

As used in the senior indenture, “foreign currency” is any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:
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evidence the assumption by another person of our obligations;

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add covenants for the benefit of the holders of all or any series of senior debt securities;

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add any additional events of default;

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add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

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secure any senior debt security;

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establish the form or terms of senior debt securities of any series;

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evidence the acceptance of appointment by a successor trustee; or

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cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:
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change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

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impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

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reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

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modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.
Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:
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the successor is a person organized under U.S. law;

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the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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other specified conditions are met.

Subordinated Debt Securities
The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.
Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.
Subordination.   The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.
As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.
As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.
Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:
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there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:
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our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

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our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

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any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities-Defeasance and Covenant Defeasance.”
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities-Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.
Consolidation, Merger and Sale of Assets.   Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities-Consolidation, Merger, and Sale of Assets.”
Regarding the Trustee
Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.
Governing Law
The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Warrants
In this section, we describe the general terms and provisions of the warrants to purchase common stock or other securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement accompanying this prospectus relating to any warrants we offer will include specific terms relating to the offering, including, among other things:
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the title and the aggregate number of warrants;

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the debt securities or stock for which each warrant is exercisable;

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the date or dates on which the right to exercise such warrants commences and expires;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which such warrants are exercisable;

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the currency or currencies in which such warrants are exercisable;

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the periods during which and places at which such warrants are exercisable;

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the terms of any mandatory or optional call provisions;

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the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

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the identity of the warrant agent;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

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the exchanges, if any, on which such warrants may be listed;

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the maximum or minimum number of warrants which may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:
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in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
Depositary Shares
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation, as amended, and our amended and restated bylaws. You should carefully consider the actual provisions of these documents.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered under this prospectus and the applicable prospectus supplement.
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.
The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.
Subscription Rights
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each stockholder;

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the number and terms of each share of our common stock or preferred stock or debt securities that may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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the conditions to completion of the offering of subscription rights;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.
Purchase Contracts
As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.
The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.
Units
In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The prospectus supplement accompanying this prospectus relating to the units we may offer will include specific terms relating to the offering, including, among other things:
•
the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

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whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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directly to one or more purchasers;

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through agents;

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to dealers;

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through underwriters, brokers or dealers;

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in privately negotiated transactions; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
Our common stock, preferred stock, depositary shares, debt securities or other securities offered hereunder may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the division of units.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.
If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best efforts or a firm commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.
We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We may also offer securities directly to our stockholders on a pro rata basis. If any of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers or otherwise.
Each time that we sell securities offered by this prospectus, we will (to the extent required) provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
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the offering price of the securities and the proceeds to us, if applicable;

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the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be affected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
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identify any such underwriter, dealer or agent;

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describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents;

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describe any discounts, concessions or commissions allowed by underwriters to participating dealers; and

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identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the Nasdaq Stock Market LLC. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market LLC, subject to official notice of issuance, unless our issued and outstanding common stock at the date of the applicable prospectus supplement is listed on another exchange. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and such prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. Further, agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered by this prospectus will be passed upon for us by Bowles Rice LLP, counsel to Burke & Herbert Financial Services Corp. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us, agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Burke & Herbert Financial Services Corp. and subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, have been so incorporated in reliance upon the report of Crowe LLP, an independent registered public accounting firm, incorporated by reference herein, and given on the authority of said firm as experts in auditing and accounting.

Burke & Herbert Financial Services Corp.
$
   % Fixed-to-Floating Rate Subordinated Notes due 2036

PROSPECTUS SUPPLEMENT
           , 2026

Sole Book-Running Manager
Keefe, Bruyette & Woods
                  A Stifel Company